Exhibit 10.9

STATE OF LOUISIANA

PARISH OF LAFAYETTE                                             ACT OF CASH SALE

BE IT KNOWN, that on the date hereinafter set forth, before the undersigned Notaries Public, duly commissioned and qualified in and for the States, Parish and Counties hereinafter named, and in the presence of the undersigned competent witnesses, personally came and appeared:

BLUE VICTORY HOLDINGS, INC. (TIM XX-XXX9633), a Nevada Corporation, authorized to do and doing business in the State of Louisiana, herein represented by Seenu G. Kasturi, it's President, duly authorized per corporate resolution attached hereto, whose mailing address is 4400 Ambassador Caffery Parkway, Suite A, Box 347, Lafayette, LA 70508;

hereinafter referred to as "Seller" (notwithstanding that there may be more than one) who declared that for the price and sum of ONE HUNDRED THIRTY THOUSAND AND NO/100 ($130,000.00) DOLLARS, cash, paid to Seller, who hereby acknowledges receipt thereof, Seller does grant, bargain, sell, convey, transfer, assign, set over, abandon and deliver, with legal warranties and with full substitution and subrogation in and to all the rights and actions of warranty which Seller has or may have against all preceding owners and vendors, unto:

SEENU KASTURI (SS# XXX-XX-5826), married to and living with Divya Kasturi, herein purchasing with his separate funds for his separate estate, as acknowledged by Divya Kasturi herein;

hereinafter referred to as "Buyer" (notwithstanding that there may be more than one), here present accepting, and purchasing for Buyer, Buyer's heirs, successors and assigns and acknowledging due delivery and possession thereof, all and singular the following described property, to-wit:

That certain lot of ground, together with all improvements thereon, situated in the QUAIL HOLLOW SUBDIVISION to the Parish of Lafayette, Louisiana, and being known and designated as LOT 82 thereof; the said lot having a frontage of 70 feet on Quail Drive by a depth between parallel lines of 130 feet and is bounded Northeasterly by Lot 102, Southwesterly by said Quail Drive, Southeasterly by Lot 83, and Northwesterly by Lot 81. Said parcel of ground having such other dimensions and boundaries as are shown on that certain plat of survey prepared by P. L. Bennett and Associates, dated December 10, 1975, attached to act bearing Entry No. 658474, records of Lafayette Parish, Louisiana.

Being the same property acquired by Blue Victory Holdings, LLC from Julia Frances Bingham, Sally Frances Bingham Ghanim and Billy Burton Bingham per act of Cash Sale filed for record September 10, 2010; and by Julia Frances Bingham, Sally Frances Bingham and Billy Burton Bingham per Judgment of Possession in the Succession of Billy Bingham, Jr., filed for record November 29, 1993, bearing Entry No. 93-43498, records of Lafayette Parish, Louisiana.

BEARING MUNICIPAL ADDRESS: 413 Quail Drive, Lafayette, LA 70508

This sale is made, executed and accepted subject to any and all restrictive covenants, easements, mineral reservations, royalty reservations, mineral leases, rights of way, and obligations of ownership including, but not limited to restrictions contained in the official records of Lafayette Parish, Louisiana, but deleting any covenant, condition or restriction, if any, based upon race, color, religion, sex, handicap, family status, or national origin unless and only to the extent that such covenants, conditions or restrictions (a) are exempt under Chapter 42, Section 3607 of the United States Code or (b) relate to handicap but do not discriminate against handicapped persons.

The parties hereto further agree that this sale is made subject to all rights of way and/or easements for utilities and/or drainage filed in the office of the Clerk of Court, Parish of Lafayette, Louisiana and as shown on plats filed of record, as well as any servitudes granted to public operation of law or private utilities which may be filed of record.

Notary takes no responsibility as to any adverse possessory rights, deficiency of quantity of land, boundary line disputes, unrecorded servitudes, easements or encumbrances, or any such other matters as would be determined by a survey of the subject property.

Title to said property will be taken subject to any and all laws, ordinances or governmental regulations (including but not limited to building and zoning ordinances, Environmental Protection Statues and/or Department of Environmental Quality Regulations, and/or any US Army Corps of Engineers Wetlands regulations) restricting or prohibiting the occupancy, use or enjoyment of the land, or regulating the character, dimensions or location of any improvements now or hereafter erected on the land, or prohibiting a separation in ownership or a reduction in the dimensions or area of the land, or the effect of any violation of any such law, ordinance or governmental regulation.

TO HAVE AND TO HOLD the above-described property unto the Buyer, Buyer's heirs, successors and assigns, forever.

The sale of the subject property is made "AS IS" and "WHERE IS", which is acknowledged by Buyer. Buyer further declares and acknowledges that the Seller does not warrant that the subject property is free from redhibitory or latent defects or vices and releases the Seller of any liability for redhibitory or latent defects or vices under Louisiana Civil Code Article 2520 (1870) through Article 2548 (1870). Buyer declares and acknowledges that Buyer does hereby waive the warranty of fitness for the intended purpose of guarantee against hidden or latent redhibitory vices under Louisiana law, including Louisiana Civil Code Articles 2520 (1870) through Article 2548 (1870), and that warranty imposed by Louisiana Civil Code Article 2475, and waives all rights in redhibition pursuant to Louisiana Civil Code Article 2520, et seq. Buyer further declares and acknowledges that this express waiver shall be considered a material and integral part of this sale and the consideration thereof. Buyer further declares and acknowledges that this waiver has been brought to the attention of the Buyer and explained in detail and that Buyer has voluntarily and knowingly consented to this waiver of warranty of fitness and/or warranty against redhibitory vices and defects for the herein conveyed property.

All State, Parish and City taxes assessed against the property have been paid through 2009. Property taxes for the year 2010 will be assumed by Buyer.

All parties signing this instrument have declared themselves of the full age of majority, and of full legal capacity.

AND NOW TO THESE PRESENTS came and appeared DIVYA KASTURI, appearing herein for the sole purpose of acknowledging that the property being purchased herein is the sole and separate property of her husband, Seenu G. Kasturi, being purchased with his separate funds for his separate estate; and forms no part of the community of acquets and gains which exists between them.

THUS DONE AND PASSED in Lafayette. Louisiana, on this 20th day of December, 2010, before the undersigned competent witnesses, after due reading of the whole.

WITNESSES:	BLUE VICTORY HOLDINGS, INC.

/s/ Rebecca T. Trahan	/s/ Seenu G. Kasturi, President
Rebecca T. Trahan	By: Seenu G. Kasturi, President

/s/ Carleen Devoltz
Carleen Devoltz

NOTARY PUBLIC
ID# 27722

THUS DONE AND PASSED in Lafayette, Louisiana, on this 20th day of December, 2010, before the undersigned competent witnesses, after due reading of the whole.

WITNESSES:	BLUE VICTORY HOLDINGS, INC.

/s/ Rebecca T. Trahan	/s/ Seenu G. Kasturi, President
Rebecca T. Trahan	By: Seenu G. Kasturi, President

/s/ Carleen Devoltz
Carleen Devoltz

NOTARY PUBLIC
ID# 27722

THUS DONE AND PASSED in Windermere. Orange County, Florida, on this 17 of December, 2010, before the undersigned competent witnesses, a er due reading of the whole.

WITNESSES:

WITNESSES:	BLUE VICTORY HOLDINGS, INC.

/s/ Karl L. Williamson	/s/ Divya Kasturi
Karl L. Williamson	DIVYA KASTURI, Intervenor

/s/ Kamal Ruparcher
Kamal Ruparcher

Priti K. Rupariela	12/18/10
NOTARY PUBLIC
ID#